As filed with the Securities and Exchange Commission on June 30, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

________________

FIRST BANCORP
(Exact Name of Registrant as Specified in its Charter)

North Carolina	56-1421916
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

300 SW Broad Street, Southern Pines, North Carolina 28387

(Address of Principal Executive Offices)

First Bancorp 2014 Equity Plan

(Full Title of the Plan)

Richard H. Moore

President and Chief Executive Officer

First Bancorp

300 SW Broad Street

Southern Pines, North Carolina 28387

(Name and Address of Agent for Service)

(910) 246-2500

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

___________________

Copy to:

Henry H. Ralston

Robinson, Bradshaw & Hinson, P.A.

101 North Tryon Street, Suite 1900

Charlotte, North Carolina 28246

(704) 377-2536

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value per share	1,000,000(1)	$18.11	$18,110,000(2)	$2,332.57(2)

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(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also relates to an indeterminate number of additional shares of common stock that may be necessary to adjust the number of shares issuable under the First Bancorp 2014 Equity Plan as a result of a stock split, stock dividend, recapitalization or similar adjustment of the outstanding common stock of the Registrant.
(2)	Estimated pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Registrant’s common stock on June 24, 2014 as reported on the NASDAQ Global Select Market.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by First Bancorp (the “Company” or the “Registrant”), relating to 1,000,000 shares of the Company’s common stock, no par value per share (the “Common Stock”), issued or issuable under the Company’s 2014 Equity Plan (the “Plan”), and which may be offered for resale from time to time by certain of the Company’s executive officers and the other selling stockholders named in the following reoffer prospectus (the “Selling Stockholders”).

The material which immediately follows constitutes a reoffer prospectus, prepared in accordance with the requirements of Part I of Form S-3, in accordance with General Instruction C to Form S-8, to be used in connection with resales of securities registered hereunder by the Selling Stockholders, some of whom may be considered affiliates of the Company, as defined in Rule 405 under the Securities Act of 1933, as amended, or who may be selling up to an aggregate of 10,065 shares of Common Stock that constitute “restricted securities” that have been issued prior to the filing of this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

Item 2.	Registrant Information and Employee Plan Annual Information.

Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

REOFFER PROSPECTUS

1,000,000 Shares

First Bancorp

Common Stock

This reoffer prospectus relates to 1,000,000 shares of our common stock, no par value per share (the “Common Stock”) that may be reoffered or resold from time to time by stockholders identified in this reoffer prospectus and that have been acquired or that may be acquired under our 2014 Equity Plan (the “Plan”) by certain individuals described in the section of this prospectus entitled “Selling Stockholders,” some of whom are deemed to be our affiliates, as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

The shares of Common Stock included in this reoffer prospectus may be sold by the Selling Stockholders in transactions at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, and may be made on the NASDAQ Global Select Market or the over-the-counter market or otherwise. See “Plan of Distribution,” which begins on page 2 of this reoffer prospectus, for a discussion of the various methods by which the shares included in this reoffer prospectus may be sold.

We will not receive any proceeds from the sale by the Selling Stockholders of the shares covered by this reoffer prospectus. We are paying the cost of registering the shares covered by this reoffer prospectus, as well as various related expenses. The Selling Stockholders are responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of their shares under this reoffer prospectus.

Our Common Stock is listed on the NASDAQ Global Select Market under the symbol “FBNC.” On June 24, 2014, the average of the high and low prices per share of our Common Stock on the NASDAQ Global Select Market was $18.11 per share. Our principal executive offices are located at 300 SW Broad Street, Southern Pines, North Carolina 28387.

In reviewing this reoffer prospectus, you should carefully consider the matters described under the heading “Risk Factors” beginning on page 1.

Neither the Securities and Exchange Commission (the “Commission”) nor any state securities has approved or disapproved of these securities or determined if this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is June 30, 2014.

All references to “First Bancorp,” “the Company,” “we,” “our,” “us” and similar terms in this reoffer prospectus refer to First Bancorp and its consolidated subsidiaries (unless the context indicates another meaning). The terms “Common Stock” and “Shares” as defined and used in this reoffer prospectus refer to the common stock, no par value, of First Bancorp.

You should rely only on the information contained in this reoffer prospectus or a prospectus supplement. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. The information contained in this prospectus, or any applicable prospectus supplement and the documents incorporated by reference herein or therein are accurate only as of the date such information is presented. Our business, prospects, financial condition, liquidity and results of operations may have changed since the date of this reoffer prospectus. You should also read this reoffer prospectus together with the additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference.” This reoffer prospectus may be supplemented from time to time to add, update or change information in this prospectus. Any statement contained in this reoffer prospectus will be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this reoffer prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

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REOFFER PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this reoffer prospectus and the information included or incorporated by reference in this reoffer prospectus. It may not contain all the information that may be important to you. You should read this entire reoffer prospectus carefully, especially the risks relating to our business and common stock discussed under the heading “Risk Factors.”

Our Company

First Bancorp (the “Company”) is a bank holding company. Our principal activity is the ownership and operation of First Bank (the “Bank”), a state-chartered bank with its main office in Southern Pines, North Carolina. The Company is also the parent to a series of statutory business trusts organized under the laws of the State of Delaware that were created for the purpose of issuing trust preferred debt securities. Our outstanding debt associated with these trusts was $46.4 million at December 31, 2013 and 2012.

The Company was incorporated in North Carolina on December 8, 1983, as Montgomery Bancorp, for the purpose of acquiring 100% of the outstanding common stock of the Bank through a stock-for-stock exchange. On December 31, 1986, the Company changed its name to First Bancorp to conform its name to the name of the Bank, which had changed its name from Bank of Montgomery to First Bank in 1985.

The Bank was organized in 1934 and began banking operations in 1935 as the Bank of Montgomery, named for the county in which it operated. Until September 2013, the Bank’s main office was in Troy, North Carolina, located in the center of Montgomery County. In September 2013, the Company and the Bank moved their main offices approximately 45 miles to Southern Pines, North Carolina, in Moore County. As of December 31, 2013, we conducted business from 96 branches covering a geographical area from Florence, South Carolina to the southeast, to Wilmington, North Carolina to the east, to Kill Devil Hills, North Carolina to the northeast, to Salem, Virginia to the north, to Abingdon, Virginia to the northwest, and to Asheville, North Carolina to the west. We also have loan production offices in Charlotte, Greenville, and Fayetteville, all in North Carolina. Of the Bank’s 96 branches, 81 branches are in North Carolina, seven branches are in South Carolina and eight branches are in Virginia (where we operate under the name “First Bank of Virginia”). Ranked by assets, the Bank was the fifth largest bank headquartered in North Carolina as of December 31, 2013.

As of December 31, 2013, the Bank had two wholly owned subsidiaries, First Bank Insurance Services, Inc. (“First Bank Insurance”) and First Troy SPE, LLC. First Bank Insurance’s primary business activity is the placement of property and casualty insurance coverage. First Troy SPE, LLC, which was organized in December 2009, is a holding entity for certain foreclosed properties.

Our principal executive offices are located at 300 SW Broad Street, Southern Pines, North Carolina, 28387, and our telephone number is (910) 246-2500. Our website address is www.LocalFirstBank.com. Information contained on, or that can be accessed through, our website is not part of, nor incorporated into, this prospectus.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks and uncertainties and all other information contained in this reoffer prospectus, including the risks and uncertainties discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 (the “2013 Form 10-K), filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) on March 17, 2014. All of these “Risk Factors” are incorporated by reference herein in their entirety. These risks and uncertainties are not the only ones facing us. Additional risks of which we are not presently aware or that we currently believe are immaterial may also harm our business and results of operations. The trading price of our common stock could decline due to the occurrence of any of these risks, and investors could lose all or part of their investment. In assessing these risks, investors should also refer to the information contained or incorporated by reference in our other filings with the Commission.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This reoffer prospectus, the documents incorporated by reference herein and other written reports, documents and oral statements made from time to time by us may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding our future plans, objectives and expected performance. Specifically, statements that are not historical facts, including statements accompanied by qualifying words (and their derivatives) such as “may,” “would,” “could,” “should,” “will,” “expect,” “believe,” “anticipate,” “intend,” “estimate,” “plan,” “project” or similar expressions are intended to identify forward-looking statements and convey the uncertainty of future events or outcomes. We caution you that any such forward-looking statements are based on assumptions that we believe are reasonable, but are subject to a wide range of risks.

The following factors, among others, could cause our financial performance to differ materially from that expressed in such forward-looking statements:

•	local, regional, national and international economic, political and market conditions and the impact they may have on us and our customers, and our assessment of that impact;
•	the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation or deflation; and interest rate, market and monetary fluctuations;
•	changes in deposit flows, loan demand, real estate values and competition within the banking industry;
•	unanticipated changes in the regulatory environment, including the impact of changes in financial services laws, regulations and policies and the results of examinations of us by our regulatory authorities;
•	the effect of acquisitions we have made or may make in the future, including the failure to achieve the expected revenue growth, synergies and/or expense savings from such acquisitions; and
•	adverse changes in the securities market.

You should also consider carefully the statements in the “Risk Factors” section and other sections of this prospectus, any prospectus supplement, and the documents we incorporate by reference, including, but not limited to, our 2013 Form 10-K, which address additional factors that could cause our actual results to differ from those set forth in the forward-looking statements.

Because of these and other uncertainties, our actual future results, performance or achievements, or industry results, may be materially different from the results contemplated by these forward-looking statements. In addition, our past results do not necessarily indicate our future results. You should not place undue reliance on any forward-looking statement, which speaks only as of the date it was made. We do not intend to update these forward-looking statements, even though our situation may change in the future, unless we are obligated to do so under the federal securities laws. We qualify all of our forward-looking statements by these cautionary statements.

PLAN OF DISTRIBUTION

The 1,000,000 shares of our Common Stock (the “Shares”) offered by this reoffer prospectus may be sold by the Selling Stockholders. Such sales may be made in one or more transactions at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, and may be made on the NASDAQ Global Select Market or the over-the-counter market or otherwise. In addition, the Selling Stockholders may sell some or all of the Shares through:

•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
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•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	in negotiated transactions;
•	in a combination of any of the above methods of sale; or
•	any other method permitted under applicable law.

The Selling Stockholders may, to the extent permitted under Company policies and applicable law, also engage in short sales against the box, puts and calls and other hedging transactions in the Shares or derivatives of the Shares and may sell or deliver the Shares in connection with these trades. For example, the Selling Stockholders may:

•	enter into transactions involving short sales of our Common Stock by broker-dealers;
•	sell our Common Stock short themselves and redeliver any portion of the Shares to close out their short positions;
•	enter into option or other types of transactions that require the Selling Stockholder to deliver Shares to a broker-dealer, who will then resell or transfer the Shares under this reoffer prospectus; or
•	loan or pledge Shares to a broker-dealer, who may sell the loaned Shares or, in the event of default, sell the pledged Shares.

There is no assurance that any of the Selling Stockholders will sell any or all of the Shares offered by them.

The Selling Stockholders may negotiate and pay broker-dealers commissions, discounts or concessions for their services. Broker-dealers engaged by the Selling Stockholders may allow other broker-dealers to participate in resales. However, the Selling Stockholders and any broker-dealers involved in the sale or resale of the Shares may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the broker-dealers’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act.

The Selling Stockholders will be subject to the reoffer prospectus delivery requirements of the Securities Act, unless exempted therefrom.

In addition to selling the Shares under this reoffer prospectus, the Selling Stockholders may:

•	transfer their Shares in other ways not involving market makers or established trading markets, including, but not limited to, directly by gift, distribution, privately negotiated transactions in compliance with applicable law or other transfer; or
•	sell their Shares under Rule 144 of the Securities Act rather than under this reoffer prospectus, if the transaction meets the requirements of Rule 144.

Each Selling Stockholder will bear all expenses with respect to the offering of the Shares by such Selling Stockholder.

Each Selling Stockholder will be subject to the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our Common Stock by the Selling Stockholders.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Shares from time to time under this reoffer prospectus after an amendment has been filed under Rule 424(b) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as “Selling Stockholders” under this reoffer prospectus.

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The Selling Stockholders also may transfer the Shares in other circumstances, in which case the respective pledgees, transferees or other successors in interest may be the selling beneficial owners for purposes of this reoffer prospectus and may sell such Shares from time to time under this reoffer prospectus after an amendment or supplement has been filed under Rule 424(b) or other applicable provision of the Securities Act amending or supplementing the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as “Selling Stockholders” under this reoffer prospectus.

We will make copies of this reoffer prospectus available to the Selling Stockholders and have informed them of the need to deliver copies of this reoffer prospectus to purchasers at or prior to the time of any sale of the Shares.

We will bear all costs, expenses and fees in connection with the registration of the Shares. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the resale of the Shares. The Selling Stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act.

Once sold under the registration statement of which this reoffer prospectus is a part, the Shares will be freely tradable in the hands of persons other than our affiliates.

USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds from the sale of the Shares offered for sale under this reoffer prospectus. We will not receive any proceeds from the sale of the Shares by the Selling Stockholders.

SELLING STOCKHOLDERS

This prospectus relates to Shares that are being registered for reoffers and resale by the Selling Stockholders listed below, or future Selling Stockholders. The Selling Stockholders are the holders of “restricted securities” or “control securities” acquired under the Plan and include, and may include in the future, certain directors, officers and others who may be deemed to be “affiliates” who acquired or may acquire Shares under the Plan. The Selling Stockholders may resell any or all of the Shares at any time while this prospectus is current.

Executive officers, directors or others who are considered to be affiliates of the Company who may acquire Common Stock under the Plan may be added to the list of Selling Stockholders and the Shares to be sold may be increased or decreased by the use of a prospectus supplement filed with the SEC.

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The inclusion of Shares in the table below does not constitute a commitment to sell any of the Shares.

Selling Stockholder(1)	Position	Number of Shares Beneficially Owned Before Offering(1)(2)		Number of Shares Covered by This Prospectus(3)	Number of Shares Beneficially Owned After Offering(2)(4)		Percentage of Shares Beneficially Owned after Offering(5)
Daniel T. Blue, Jr.	Director	8,511		915	7,596		*
Jack D. Briggs	Director	149,518	(6)	915	148,603	(6)	*
Mary Clara Capel	Director	20,959		915	20,044		*
James C. Crawford, III	Director	73,357	(7)	915	72,442	(7)	*
James G. Hudson, Jr.	Director	101,351	(8)	915	100,436	(8)	*
George R. Perkins, Jr.	Director	509,606		915	508,691		2.58%
Thomas F. Phillips	Director	91,186	(9)	915	90,271	(9)	*
Frederick L. Taylor, II	Director	31,225		915	30,310		*
Virginia C. Thomasson	Director	32,848		915	31,933		*
Dennis A. Wicker	Director	30,342	(10)	915	29,427	(10)	*
John C. Willis	Director	321,802	(11)	915	320,887	(11)	1.63%

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*Less than 1%

(1)	If required, information about other selling stockholders, except for any future transferees, pledgees or other successors of Selling Stockholders named in this table, will be set forth in a reoffer prospectus supplement or amendment to the registration statement of which this reoffer prospectus is a part. Additionally, post-effective amendments to the registration statement will, to the extent necessary, be filed to disclose any material changes to the plan of distribution from the description contained in the final reoffer prospectus.
(2)	Amounts include Common Stock beneficially owned or that may be acquired upon the exercise of options within 60 days of June 27, 2014. The amounts above include options for the following individuals in the following amounts: Mr. Briggs, 13,500; Ms. Capel, 11,250; Mr. Crawford, 4,500; Mr. Hudson, 4,500; Mr. Perkins, 13,500; Mr. Phillips, 13,500; Mr. Taylor, 11,250; Ms. Thomasson, 13,500; Mr. Wicker, 13,500; and Mr. Willis, 13,500.
(3)	Does not constitute a commitment to sell any or all of the stated number of Shares of Common Stock. The number of Shares offered shall be determined from time to time by each Selling Stockholder at its sole discretion.
(4)	This assumes the sale of all Shares offered by the reoffer prospectus and the sale of none of the other shares of Common Stock listed as beneficially owned before any offering of the Shares.
(5)	Based upon 19,695,316 shares of Common Stock outstanding on June 27, 2014.
(6)	Mr. Briggs’ shares include 1,701 shares held as custodian for his daughter, 1,682 shares held as custodian for his grandchildren, and 42,324 shares held by his spouse.
(7)	Mr. Crawford’s shares include 6,325 shares held by his spouse and 6,600 shares held jointly with his children.
(8)	Mr. Hudson’s shares include 3,014 shares held by his spouse.
(9)	Mr. Phillips’ shares include 1,965 shares held by his spouse and 186 shares that his spouse owns jointly with two of their children.
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(10)	Mr. Wicker’s shares include 2,000 shares held by his spouse.
(11)	Mr. Willis’ shares include 164,737 shares held by his spouse.

LEGAL MATTERS

Certain legal matters relating to the validity of the Shares offered by this reoffer prospectus will be passed upon for us by Robinson, Bradshaw & Hinson, P.A., Charlotte, North Carolina. As of June 27, 2014, members of Robinson, Bradshaw & Hinson, P.A. beneficially owned less than 1% of the Company’s Common Stock.

EXPERTS

The consolidated financial statements of First Bancorp as of December 31, 2013 and 2012, and for each of the three years in the three-year period ended December 31, 2013, have been incorporated by reference herein and in the reoffer prospectus, in reliance upon the report of Elliott Davis, PLLC, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are required to comply with the reporting requirements of the Exchange Act and file annual, quarterly and other reports with the Commission. We are also subject to the proxy solicitation requirements of the Exchange Act. We make available free of charge on our website our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Commission. We also deliver to our holders of common stock annual reports containing consolidated financial statements prepared in accordance with United States generally accepted accounting principles and audited and reported on, with an opinion expressed thereto, by an independent registered public accounting firm.

You may read and copy all or any portion of the registration statement, of which this reoffer prospectus is a part, or any reports, statements or other information we file with the Commission at the Commission’s public reference room at 100 F Street, NE, Washington, DE 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our Commission filings, including the registration statement, will also be available to you on the Commission’s website at www.sec.gov. In addition, you may request a copy of these filings (excluding exhibits) at no cost by writing or telephoning us at the following address or telephone number:

First Bancorp

300 SW Broad Street

Southern Pines, North Carolina 28387

Attention: Corporate Secretary

(910) 246-2500

We maintain a website at www.LocalFirstBank.com. Our website and the information contained on that site, or connected to that site, is not part of or incorporated by reference into this reoffer prospectus.

No person is authorized to give any information or to make any representations other than those contained in this reoffer prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this reoffer prospectus nor any distribution of securities made hereunder shall imply that there has been no change in the information set forth herein or in our affairs since the date of this reoffer prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information in documents filed with it. This means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or any prospectus supplement.

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We incorporate by reference in this prospectus the documents listed below, except to the extent that any information contained in any such document is deemed “furnished” in accordance with the rules of the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2013;
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014;
•	Our Current Reports on Form 8-K filed February 27, 2014, March 14, 2014, May 13, 2014, May 28, 2014 and June 16, 2014;
•	The description of our Common Stock contained in our Registration Statement on Form 8-A as filed with the SEC on April 8, 1987, including any amendment or report filed for the purpose of updating such description; and
•	All documents subsequently filed by us with the SEC pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered by this registration statement have been sold or that deregisters all securities then remaining unsold.

Any statement contained herein or in the documents incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement.

Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these documents, at no cost to you, by writing or telephoning us at:

First Bancorp

300 SW Broad Street

Southern Pines, North Carolina 28387

Attention: Corporate Secretary

(910) 246-5000

Any statement made in this prospectus or any prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual document. You may obtain a copy of any document summarized in this prospectus or any prospectus supplement at no cost by writing to or telephoning us at the address and telephone number given above. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Company with the Commission are incorporated by reference into this Registration Statement:

(a)           the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

(b)           the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014;

(c)           the Company’s Current Reports on Form 8-K filed on February 27, 2014, March 14, 2014, May 13, 2014, May 28, 2014 and June 16, 2014; and

(d)           the description of the Company’s common stock, no par value per share, contained in the Company’s registration statement on Form 8-A as filed with the SEC on April 8, 1987, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered by this Registration Statement have been sold or that deregisters all securities then remaining unsold shall be deemed incorporated by reference into this Registration Statement to be a part hereof from the date of the filing of such documents.

Any statement contained herein or in the documents incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts And Counsel.

Certain matters relating to the validity of the Common Stock offered by this reoffer prospectus will be passed upon for the Company by Robinson, Bradshaw & Hinson, P.A., Charlotte, North Carolina. As of June 27, 2014, members of Robinson, Bradshaw & Hinson, P.A. beneficially owned less than 1% of the Company’s Common Stock.

Item 6.	Indemnification of Directors and Officers.

Section 55-2-02 of the North Carolina Business Corporation Act (the “Business Corporation Act”) enables a corporation in its articles of incorporation to eliminate or limit, with certain exceptions, the personal liability of a director for monetary damages for breach of duty as a director. No such provision is effective to eliminate or limit a director’s liability for (i) acts or omissions that the director at the time of the breach knew or believed to be clearly in conflict with the best interests of the corporation, (ii) improper distributions as described in Section 55-8-33 of the Business Corporation Act, (iii) any transaction from which the director derived an improper personal benefit or (iv) acts or omissions occurring prior to the date the exculpatory provision became effective. The Company’s articles of incorporation, as amended, limit the personal liability of its directors to the fullest extent permitted by the Business Corporation Act, as amended from time to time. Any repeal or modification of this provision by the Company’s shareholders will not adversely affect any limitation on the personal liability of a director of the Company existing at the time of the repeal or modification.

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Sections 55-8-50 through 55-8-58 of the Business Corporation Act permit a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or nonstatutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director of the corporation who was, is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative, because of the fact that such person was or is a director of the corporation, or is or was serving at the request of such corporation as a director of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in connection with a proceeding (including counsel fees), but no such indemnification may be granted unless such director (i) conducted himself in good faith, (ii) reasonably believed (a) that any action taken in his official capacity with the corporation was in the best interests of the corporation or (b) that in all other cases his conduct was not opposed to the corporation’s best interests, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Whether a director has met the requisite standard of conduct for the type of indemnification set forth above is determined by a majority vote of a quorum of the board of directors (excluding any director party to the proceeding at question), a committee of directors, special legal counsel or the shareholders in accordance with Section 55-8-55 of the Business Corporation Act. Under the statutory scheme, a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding in which the director was adjudged liable on the basis of having received an improper personal benefit. Pursuant to Section 55-8-56 of the Business Corporation Act, a corporation may also indemnify officers, employees or agents under this statutory scheme.

Sections 55-8-52 and 55-8-56 of the Business Corporation Act require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was, or was threatened to be, made a party because he is or was a director or officer of the corporation. Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered indemnification if the court determines that such director or officer is entitled to mandatory indemnification under Section 55-8-52 of the Business Corporation Act or is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

In addition to, and notwithstanding the conditions of and limitations on, the indemnification described above under the statutory scheme, Section 55-8-57 of the Business Corporation Act permits a corporation, in its articles of incorporation or bylaws, by contract or by resolution, to indemnify, or agree to indemnify, any of its directors, officers, employees or agents against liability and expenses (including counsel fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation.

In addition, Section 55-8-57 of the Business Corporation Act authorizes a corporation to purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such a person, whether or not the corporation is otherwise authorized by the Business Corporation Act to indemnify that person. The Company has purchased and maintains such insurance.

The Company’s amended and restated bylaws provide that the Company shall indemnify, to the fullest extent permitted by law, any person who at any time serves or has served as a director, officer, employee or agent of the Company against reasonable expenses (including attorneys’ fees) incurred or reasonable payments made in connection with any pending, threatened or completed civil, criminal, administrative or investigative action, suit or proceeding, whether or not brought by or on behalf of the Company, by reason of the fact that he is or was a director, officer, employee or agent of the Company or serves or served any other enterprise as a director, officer, employee or agent at the request of the Company. The rights of any director or officer include advancement of expenses from time to time to the fullest extent permitted by law. The amended and restated bylaws provide that the right of indemnification is not exclusive of other rights to which such person may be entitled, and that the right inures to the legal representatives of such person. The Company also has separate indemnification agreements with various current and past directors and officers.

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Item 7.	Exemption from Registration Claimed.

The restricted securities to be reoffered and resold by the Selling Stockholders pursuant to this Registration Statement consist of shares of common stock that were granted to them as stock awards granted under the Company’s 2014 Equity Plan. These awards were exempt from registration as a private offering under Section 4(a)(2) of the Securities Act.

Item 8.	Exhibits.

See the Exhibit Index.

Item 9.	Undertakings.

(a)           The Company hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)           to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(c)           The Company hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southern Pines, State of North Carolina on this 27th day of June, 2014.

FIRST BANCORP
By:	/s/ Richard H. Moore
Richard H. Moore
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard H. Moore and Eric P. Credle his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Richard H. Moore Richard H. Moore	President, Chief Executive Officer and Director (Principal Executive Officer)	June 27, 2014
/s/ Eric P. Credle Eric P. Credle	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 27, 2014
/s/ Daniel T. Blue, Jr. Daniel T. Blue, Jr.	Director	June 27, 2014
/s/ Jack D. Briggs Jack D. Briggs	Director	June 27, 2014
/s/ Mary Clara Capel Mary Clara Capel	Director	June 27, 2014
/s/ James C. Crawford, III James C. Crawford	Director	June 27, 2014

Signature	Title	Date
/s/ James G. Hudson, Jr. James G. Hudson, Jr.	Director	June 27, 2014
George R. Perkins, Jr.	Director	June 27, 2014
/s/ Thomas F. Phillips Thomas F. Phillips	Director	June 27, 2014
/s/ Frederick L. Taylor, II Frederick L. Taylor II	Director	June 27, 2014
/s/ Virginia C. Thomasson Virginia C. Thomasson	Director	June 27, 2014
/s/ Dennis A. Wicker Dennis A. Wicker	Director	June 27, 2014
/s/ John C. Willis John C. Willis	Director	June 27, 2014

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
4.1	Form of Common Stock Certificate filed as Exhibit 4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, is incorporated herein by reference
5.1*	Opinion of Robinson, Bradshaw & Hinson, P.A.
23.1*	Consent of Robinson, Bradshaw & Hinson, P.A. (included in Exhibit 5.1)
23.2*	Consent of Elliott Davis, PLLC
24.1*	Powers of Attorney (included in the signature pages to the Registration Statement)

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*Filed herewith